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                                                                    Exhibit 23.1
                                   [PNC LOGO]

                        CONSENT OF INDEPENDENT AUDITORS






We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, and any amendments thereto, to be filed by Hugo International Telecom, Inc. of our Auditors' Opinion dated April 3, 2001 accompanying the financial statements of Hugo International Telecom, Inc. and to the use of our name under the caption "Experts" in the Prospectus.



/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
August 9, 2001



            Pender Newkirk & Company - Certified Public Accountants
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  100 South Ashley Drive - Suite 1650 - Tampa, Florida 33602 - (813) 229-2321
                  Fax (813) 229-2359 - Web Site www.pnccpa.com
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    Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants